UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 27, 2012

(Date of Earliest Event Reported)

BEESFREE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53212	92-0189305
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

2101 Vista Parkway, Suite 122

West Palm Beach, Florida 33411

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 939-4860

____________________________________

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

On August 28, 2012, the Company issued a press release announcing the creation of an advisory board.  A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01       Other Events

On August 27, 2012, the Company created of an advisory board to advise and make non-binding recommendations to the management and the Board of Directors of the Company (the “Advisory Board”) with respect to matters within the areas of their experience and expertise. Management believes such individuals will add significant value assisting the Board and the management team. Members of the Advisory Board will receive the following compensation in connection with their advisory functions:

•	Four-year options to purchase 25,000 shares of the Company’s common stock with an exercise price equal to the closing price on the date of grant, 12,500 of which vested immediately upon the date of grant and 12,500 of which vest twelve months from the date of grant.
•	Annual grants of options to purchase 12,500 shares of the Company’s common stock on each 1-year anniversary of such member’s appointment to the Advisory Board for as long as such person is a member of the Advisory Board. Such options vest twelve months from the date of grant, at an exercise price equal to the closing price on the date of grant. Such options shall be for a term of four years from the date of vesting.

The initial members of the Advisory Board are Sang Kim, Matt Sylvestre, Andrew Wait, and Cliff Kitayama. Reference is made to the press release attached hereto as Exhibit 99.1 for a brief description of such Advisory Board members’ experience and expertise.

Item 9.01       Financial Statements and Exhibits:

(a)	Financial Statements - Not Applicable
(b)	Pro-Forma Financial Information - Not Applicable
(c)	Shell Company Transactions - Not Applicable
(d)	Exhibits:

99.1	Press Release dated August 28, 2012

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEESFREE, INC.

By:	./s/ David W. Todhunter
David W. Todhunter
Interim President and Chief Executive Officer

Dated: August 30, 2012

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